Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Third Quarter 2024 Operating Results*
CHICAGO, October 30, 2024 — Kemper Corporation (NYSE: KMPR) reported net income of $73.7 million, or $1.14 per diluted share, for the third quarter of 2024, compared to a net loss of $146.3 million, or $(2.28) per share, for the third quarter of 2023.

Adjusted Consolidated Net Operating Income1 was $105.0 million, or $1.62 per diluted share, for the third quarter of 2024, compared to Adjusted Consolidated Net Operating Loss1 of $27.8 million, or $(0.44) per share, for the third quarter of 2023.
Key themes of the quarter include:
•Delivered another quarter of strong financial results generating a 10.8% ROE and a 16.7% Adjusted ROE1
•Specialty P&C continues to demonstrate strong profitable growth; underlying combined ratio1 of 91.3%
•Specialty P&C achieved 4.5% sequential quarter PIF growth
•Life business continued to generate strong return on capital and distributable cash flows
•Parent liquidity remains strong at $1.3 billion; repurchased $25 million of stock, expect to retire $450 million of senior notes due February 2025

“We achieved another strong quarter of operating and financial results,” said Joseph P. Lacher, Jr., President and CEO. “This was led by our Specialty Auto business, which generated solid underwriting performance and sequential PIF growth. We are well positioned to continue to deliver on our promises and create long-term shareholder value.”

*NOTE: In third quarter 2023, the Company finalized the establishment of Kemper Reciprocal, an Illinois-domiciled reciprocal insurance exchange that began writing policies in September 2023. The results of Kemper Reciprocal are consolidated under US GAAP.

Unless specified otherwise, discussion of our third quarter 2024 results is focused on net income attributable to Kemper Corporation common shareholders, which does not include financial results from Kemper Reciprocal that are presented within the condensed consolidated financial results in this release.
1Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net Income (Loss)	$73.7	$(146.3)	$220.4	$(323.5)
Adjusted Consolidated Net Operating Income (Loss)[1]	$105.0	$(27.8)	$266.4	$(97.7)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income (Loss)	$(12.3)	$(16.4)	$(47.3)	$(68.1)

Diluted Net Income (Loss) Per Share From:
Net Income (Loss)	$1.14	$(2.28)	$3.40	$(5.05)
Adjusted Consolidated Net Operating Income (Loss)[1]	$1.62	$(0.44)	$4.11	$(1.53)

Impact of Catastrophe Losses and Related LAE on Net Income (Loss) Per Share	$(0.19)	$(0.32)	$(0.74)	$(1.35)

Revenues
Total revenues for the third quarter of 2024 decreased $20.5 million, or 1.7 percent, to $1,178.9 million, compared to the third quarter of 2023, mostly driven by a $76.4 million decrease from our Preferred Insurance business, reported as Non-Core Operations, due primarily to lower volumes resulting from the decision to exit and run-off the business in the third quarter of 2023 as well as ongoing profit improvement actions. The decrease was partially offset by the absence of net realized losses on derivative transactions recorded in 2023 and a $28.6 million increase in Specialty Property & Casualty Insurance segment earned premiums driven by higher new business volumes and higher average earned premium per exposure resulting from rate increases.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Segment Adjusted Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$103.6	$(33.2)	$275.1	$(102.4)
Life Insurance	15.0	14.7	26.7	36.8
Total Segment Adjusted Net Operating Income (Loss)	118.6	(18.5)	301.8	(65.6)
Corporate and Other Adjusted Net Operating Loss	(15.1)	(9.4)	(39.0)	(32.2)
Less: Net Loss attributable to Noncontrolling Interest	(1.5)	(0.1)	(3.6)	(0.1)
Adjusted Consolidated Net Operating Income (Loss)[1]	105.0	(27.8)	266.4	(97.7)
Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.8)	2.3	(0.1)	5.5
Net Realized Investment Gains (Losses)	0.9	(22.9)	7.3	(30.3)
Impairment Losses	(1.7)	(0.8)	(3.0)	0.1
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(9.1)	(34.3)	(24.3)	(80.6)
Debt Extinguishment, Pension Settlement and Other Charges	(2.2)	(55.5)	(0.1)	(55.5)
Goodwill Impairment Charge	—	—	—	(45.5)
Non-Core Operations	(17.4)	(7.3)	(25.8)	(19.5)
Net Income (Loss) attributable to Kemper Corporation	$73.7	$(146.3)	$220.4	$(323.5)
The Specialty Property and Casualty Insurance segment reported adjusted net operating income of $103.6 million for the third quarter of 2024, compared to an adjusted net operating loss of $33.2 million in the third quarter of 2023. This increase was due primarily to lower adverse prior year development and an improvement in the Underlying Combined Ratio1. The segment’s Underlying Combined Ratio1 was 91.3 percent compared to 100.5 percent in the third quarter of 2023. The improvement was primarily driven by higher average earned premiums per exposure resulting from rate increases and lower underlying claim frequency.

The Life Insurance segment reported adjusted net operating income of $15.0 million for the third quarter of 2024, compared to an adjusted net operating income of $14.7 million in the third quarter of 2023.

Capital
Total Kemper Corporation Shareholders’ Equity at the end of the quarter was $2,773.3 million, an increase of $268.1 million, or 11 percent, since year-end 2023 primarily driven by net income for the year. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $503.7 million, and $477.0 million of available borrowing capacity under the revolving credit agreement.

On August 6, 2024, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share, or $20.3 million. The dividend was paid on September 3, 2024, to its shareholders of record as of August 19, 2024.
Kemper ended the quarter with a book value per share of $43.30, an increase of 11 percent from $39.08 at the end of 2023. Adjusted book value per share1 was $27.88 at the end of the quarter, compared to $25.39 at the end of 2023.

Unaudited Condensed Consolidated Statements of Income (Loss) for the three and nine months ended September 30, 2024 and 2023 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Revenues:
Earned Premiums (Changes in Deferred Profit Liability for the Three Months Ended: 2024 - $16.4; 2023 - $15.9 and Nine Months Ended: 2024 - $52.8; 2023 - $51.6)	$1,068.5	$1,117.8	$3,134.1	$3,465.6
Net Investment Income	111.1	107.0	304.5	315.1
Change in Value of Alternative Energy Partnership Investments	0.5	0.8	1.5	2.3
Other Income	2.2	2.4	6.4	5.3
Change in Fair Value of Equity and Convertible Securities	(2.3)	2.8	(0.1)	6.9
Net Realized Investment Gains (Losses)	1.1	(30.3)	9.2	(38.3)
Impairment Losses	(2.2)	(1.1)	(3.8)	0.1
Total Revenues	1,178.9	1,199.4	3,451.8	3,757.0
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses (Changes in Liability for Future Policyholder Benefits for the Three Months Ended: 2024 - $0.3; 2023 - $6.1 and Nine Months Ended: 2024 - $7.9; 2023 - $8.6)	769.3	975.2	2,269.7	3,011.9
Insurance Expenses	254.3	259.0	739.3	794.4
Interest and Other Expenses	64.6	156.0	173.6	311.7
Goodwill Impairment	—	—	—	49.6
Total Expenses	1,088.2	1,390.2	3,182.6	4,167.6
Income (Loss) before Income Taxes	90.7	(190.8)	269.2	(410.6)
Income Tax (Expense) Benefit	(18.5)	44.4	(52.4)	87.0
Net Income (Loss)	72.2	(146.4)	216.8	(323.6)
Less: Net Loss attributable to Noncontrolling Interest	(1.5)	(0.1)	(3.6)	(0.1)
Net Income (Loss) attributable to Kemper Corporation	$73.7	$(146.3)	$220.4	$(323.5)

Net Income (Loss) attributable to Kemper Corporation per Unrestricted Share:
Basic	$1.15	$(2.28)	$3.43	$(5.05)
Diluted	$1.14	$(2.28)	$3.40	$(5.05)

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	64,216.5	64,056.9	64,288.4	64,004.4
Unrestricted Shares and Equivalent Shares - Diluted	64,898.0	64,056.9	64,863.8	64,004.4

Dividends Paid to Shareholders per Share	$0.31	$0.31	$0.93	$0.93

Unaudited business segment revenues for the three and nine months ended September 30, 2024 and 2023 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$731.3	$724.0	$2,098.1	$2,278.5
Commercial Automobile	187.7	166.4	523.5	488.4
Total Earned Premiums	919.0	890.4	2,621.6	2,766.9
Net Investment Income	52.0	42.7	139.7	125.7
Change in Value of Alternative Energy Partnership Investments	0.2	0.5	0.8	1.3
Other Income	1.4	1.6	3.8	3.2
Total Specialty Property & Casualty Insurance Revenues	972.6	935.2	2,765.9	2,897.1
Life Insurance:
Earned Premiums:
Life	84.2	84.9	249.2	251.9
Accident & Health	5.6	5.8	16.8	17.5
Property	10.8	11.4	32.7	34.2
Total Earned Premiums	100.6	102.1	298.7	303.6
Net Investment Income	50.3	49.4	125.1	146.3
Change in Value of Alternative Energy Partnership Investments	0.2	0.2	0.4	0.6
Other Income (Loss)	—	(0.1)	0.3	(0.4)
Total Life Insurance Revenues	151.1	151.6	424.5	450.1
Total Segment Revenues	1,123.7	1,086.8	3,190.4	3,347.2
Change in Fair Value of Equity and Convertible Securities	(2.3)	2.8	(0.1)	6.9
Net Realized Investment Gains (Losses)	1.1	(30.3)	9.2	(38.3)
Net Impairment Losses Recognized in Earnings	(2.2)	(1.1)	(3.8)	0.1
Non-Core Operations	54.8	138.0	244.8	431.7
Other Income	3.8	3.2	11.3	9.4
Total Revenues	$1,178.9	$1,199.4	$3,451.8	$3,757.0

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Sep 30, 2024	Dec 31, 2023
Assets:
Investments:
Fixed Maturities at Fair Value	$6,872.0	$6,881.9
Equity Securities at Fair Value	228.3	225.8
Equity Method Limited Liability Investments	202.6	221.7
Alternative Energy Partnership Investments	17.4	17.3
Short-term Investments at Cost which Approximates Fair Value	696.9	520.9
Company-Owned Life Insurance	533.0	513.5
Loans to Policyholders	280.3	281.2
Other Investments	206.5	241.9
Total Investments	9,037.0	8,904.2
Cash	56.9	64.1
Receivables from Policyholders	982.8	959.5
Other Receivables	202.1	200.5
Deferred Policy Acquisition Costs	621.3	591.6
Goodwill	1,250.7	1,250.7
Current Income Tax Assets	68.8	64.5
Deferred Income Tax Assets	150.5	210.4
Other Assets	468.9	492.6
Assets of Consolidated Variable Interest Entity
Fixed Maturities at Fair Value	1.7	1.7
Short-term Investments at Cost which Approximates Fair Value	24.0	2.0
Receivables from Policyholders	6.6	0.7
Deferred Policy Acquisition Costs	0.7	0.1
Deferred Income Tax Assets	1.0	—
Other Assets	—	0.1
Total Assets	$12,873.0	$12,742.7

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Millions)
(Unaudited)

	Sep 30, 2024	Dec 31, 2023

Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,425.8	$3,422.4
Property & Casualty	2,586.9	2,680.5
Total Insurance Reserves	6,012.7	6,102.9
Unearned Premiums	1,290.3	1,300.8
Policyholder Obligations	618.3	655.7
Deferred Income Tax Liabilities	67.1	50.6
Accrued Expenses and Other Liabilities	709.5	737.7
Long-term Debt, Current, at Amortized Cost	449.9	—
Long-term Debt, Non-current, at Amortized Cost	941.0	1,389.2
Liabilities of Consolidated Variable Interest Entity
Insurance Reserves	5.3	—
Unearned Premiums	8.1	0.5
Accrued Expenses and Other Liabilities	0.4	0.3
Total Liabilities	10,102.6	10,237.7
Kemper Corporation Shareholders’ Equity:
Common Stock	6.4	6.4
Paid-in Capital	1,858.0	1,845.3
Retained Earnings	1,161.4	1,014.3
Accumulated Other Comprehensive Loss	(252.5)	(360.8)
Total Kemper Corporation Shareholders’ Equity	2,773.3	2,505.2
Noncontrolling Interest	(2.9)	(0.2)
Total Shareholders’ Equity	2,770.4	2,505.0
Total Liabilities and Shareholders’ Equity	$12,873.0	$12,742.7

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023

Results of Operations
Net Premiums Written	$938.0	$733.0	$2,736.5	$2,585.7

Earned Premiums	$919.0	$890.4	$2,621.6	$2,766.9
Net Investment Income	52.0	42.7	139.7	125.7
Change in Value of Alternative Energy Partnership Investments	0.2	0.5	0.8	1.3
Other Income	1.4	1.6	3.8	3.2
Total Revenues	972.6	935.2	2,765.9	2,897.1
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	644.2	712.1	1,846.0	2,301.4
Catastrophe Losses and LAE	3.6	6.2	18.0	32.0
Prior Years:
Non-catastrophe Losses and LAE	(0.1)	78.8	4.4	135.4
Catastrophe Losses and LAE	0.2	(1.0)	0.8	(2.4)
Total Incurred Losses and LAE	647.9	796.1	1,869.2	2,466.4
Insurance Expenses	194.9	182.3	552.5	563.6
Segment Adjusted Operating Income (Loss)	129.8	(43.2)	344.2	(132.9)
Income Tax (Expense) Benefit	(26.2)	10.0	(69.1)	30.5
Total Segment Adjusted Net Operating Income (Loss)	$103.6	$(33.2)	$275.1	$(102.4)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	70.1%	80.0%	70.4%	83.1%
Current Year Catastrophe Losses and LAE Ratio	0.4	0.7	0.7	1.2
Prior Years Non-catastrophe Losses and LAE Ratio	—	8.8	0.2	4.9
Prior Years Catastrophe Losses and LAE Ratio	—	(0.1)	—	(0.1)
Total Incurred Loss and LAE Ratio	70.5	89.4	71.3	89.1
Insurance Expense Ratio	21.2	20.5	21.1	20.4
Combined Ratio	91.7%	109.9%	92.4%	109.5%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	70.1%	80.0%	70.4%	83.1%
Insurance Expense Ratio	21.2	20.5	21.1	20.4
Underlying Combined Ratio[1]	91.3%	100.5%	91.5%	103.5%

Non-GAAP Measure Reconciliation
Combined Ratio	91.7%	109.9%	92.4%	109.5%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.4	0.7	0.7	1.2
Prior Years Non-catastrophe Losses and LAE Ratio	—	8.8	0.2	4.9
Prior Years Catastrophe Losses and LAE Ratio	—	(0.1)	—	(0.1)
Underlying Combined Ratio[1]	91.3%	100.5%	91.5%	103.5%

Unaudited selected financial information for the Life Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023

Results of Operations
Earned Premiums	$100.6	$102.1	$298.7	$303.6
Net Investment Income	50.3	49.4	125.1	146.3
Change in Value of Alternative Energy Partnership Investments	0.2	0.2	0.4	0.6
Other Income (Loss)	—	(0.1)	0.3	(0.4)
Total Revenues	151.1	151.6	424.5	450.1
Policyholders’ Benefits and Incurred Losses and LAE	64.1	64.7	191.0	202.9
Insurance Expenses	69.0	69.4	202.9	204.8
Segment Adjusted Operating Income	18.0	17.5	30.6	42.4
Income Tax Expense	(3.0)	(2.8)	(3.9)	(5.6)
Total Segment Adjusted Net Operating Income	$15.0	$14.7	$26.7	$36.8
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss)1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income (Loss) attributable to Kemper Corporation the after-tax impact of:
(i) Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains (Losses);
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension Settlement and Other Charges;
(vi) Goodwill Impairment Charges;
(vii) Non-Core Operations; and
(viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss) attributable to Kemper Corporation. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income (Loss)1 for the three and nine months ended September 30, 2024 or 2023.

Kemper believes that Adjusted Consolidated Net Operating Income (Loss)1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains (Losses) and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill Impairment Charges are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

A reconciliation of Net Income (Loss) attributable to Kemper Corporation to Adjusted Consolidated Net Operating Income (Loss)1 for the three and nine months ended September 30, 2024 and 2023 is presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net Income (Loss) attributable to Kemper Corporation	$73.7	$(146.3)	$220.4	$(323.5)
Less Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.8)	2.3	(0.1)	5.5
Net Realized Investment Gains (Losses)	0.9	(22.9)	7.3	(30.3)
Impairment Losses	(1.7)	(0.8)	(3.0)	0.1
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(9.1)	(34.3)	(24.3)	(80.6)
Debt Extinguishment, Pension Settlement and Other Charges	(2.2)	(55.5)	(0.1)	(55.5)
Goodwill Impairment Charge	—	—	—	(45.5)
Non-Core Operations	(17.4)	(7.3)	(25.8)	(19.5)
Adjusted Consolidated Net Operating Income (Loss)[1]	$105.0	$(27.8)	$266.4	$(97.7)
Diluted Adjusted Net Operating Income (Loss) per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Net Operating Income (Loss)1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Loss per Unrestricted Share.

A reconciliation of Diluted Net Income (Loss) per Unrestricted Share to Diluted Adjusted Net Operating Income (Loss) per Unrestricted Share1 for the three and nine months ended September 30, 2024 and 2023 is presented below.

	Three Months Ended		Nine Months Ended
(Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Diluted Net Income (Loss) attributable to Kemper Corporation per Unrestricted Share	$1.14	$(2.28)	$3.40	$(5.05)
Less Net (Loss) Income per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	(0.02)	0.04	—	0.09
Net Realized Investment Gains (Losses)	0.01	(0.35)	0.12	(0.47)
Impairment Losses	(0.03)	(0.01)	(0.05)	—
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.14)	(0.54)	(0.38)	(1.26)
Debt Extinguishment, Pension Settlement and Other Charges	(0.03)	(0.87)	—	(0.87)
Goodwill Impairment Charge	—	—	—	(0.71)
Non-Core Operations	(0.27)	(0.11)	(0.40)	(0.30)
Diluted Adjusted Net Operating Income (Loss) per Unrestricted Share[1]	$1.62	$(0.44)	$4.11	$(1.53)
Return on Adjusted Shareholders' Equity1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing the period’s net income attributable to Kemper Corporation by the average shareholders’ equity excluding net unrealized gains and losses on fixed maturities, the change in discount rate on future life policyholder benefits and goodwill. Return on Shareholders’ Equity is the most directly comparable GAAP measure. We use this non-GAAP measure to identify and analyze the change in performance attributable to management efforts between periods. Kemper believes this non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. The “Return on Adjusted Shareholders’ Equity” metric was referred to as “Return on Tangible Shareholders’ Equity” in prior periods.

A reconciliation of Return on Shareholders’ Equity to Return on Adjusted Shareholders’ Equity1 is presented below:

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Numerator:
Annualized Net Income (Loss) attributable to Kemper Corporation	$294.8	$(585.2)	$293.9	$(431.3)

Denominator:
Average Shareholders' Equity[2]	$2,722.3	$2,436.8	$2,634.9	$2,547.8

Less: Average Net Unrealized Gains and Losses on Fixed Maturities	570.8	770.3	573.5	707.9
Less: Average Change in Discount Rate on Future Life Policyholder Benefits	(275.4)	(303.6)	(245.9)	(250.7)
Less: Average Goodwill	(1,250.7)	(1,250.7)	(1,250.7)	(1,275.5)
Average Adjusted Shareholders' Equity[2]	$1,767.0	$1,652.8	$1,711.8	$1,729.5

Return on Shareholders' Equity:
Return on Shareholders' Equity	10.8%	(24.0)%	11.2%	(16.9)%
Return on Adjusted Shareholders' Equity[1]	16.7%	(35.4)%	17.2%	(24.9)%

[2] Average shareholders' equity and average adjusted shareholders’ equity for the three and nine months ended is the simple average of the beginning and ending balances for the period. Average shareholders’ equity and average adjusted shareholders’ equity on a year-to-date basis is the (a) the sum of the balance at the beginning of the year and the ending balance for each quarter within that year divided by (b) the number of quarters in the period presented plus one.

Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.
Adjusted Book Value Per Share1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. The “Adjusted Book Value Per Share” metric was referred to as “Tangible Book Value Per Share” in prior periods.

A reconciliation of Book Value Per Share to Adjusted Book Value Per Share1 is presented below:

	As of
(Dollars and Shares in Millions Except Per Share Amounts) (Unaudited)	Sep 30, 2024	Dec 31, 2023
Numerator:
Kemper Corporation Shareholders’ Equity	$2,773.3	$2,505.2

Less: Net Unrealized Gains and Losses on Fixed Maturities	455.8	533.8
Less: Change in Discount Rate on Future Life Policyholder Benefits	(192.9)	(160.6)
Less: Goodwill	(1,250.7)	(1,250.7)
Adjusted Shareholders’ Equity	$1,785.5	$1,627.7

Denominator:
Common Shares Issued and Outstanding	64.044	64.112

Book Value Per Share:
Book Value Per Share	$43.30	$39.08

Less: Net Unrealized Gains and Losses on Fixed Maturities	7.12	8.33
Less: Change in Discount Rate on Future Life Policyholder Benefits	(3.01)	(2.51)
Less: Goodwill	(19.53)	(19.51)
Adjusted Book Value Per Share[1]	$27.88	$25.39
Conference Call
Kemper will host its conference call to discuss third quarter 2024 results on Wednesday, October 30, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 800.549.8228, Conference ID 98917. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software. A replay of the call will be available online at the investor section of kemper.com.

More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the third quarter of 2024, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 4.8 million policies, is represented by approximately 22,200 agents and brokers, and has approximately 7,500 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in the interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks or incidents;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com